Exhibit 99.1

FOR IMMEDIATE RELEASE

PROSPECT MEDICAL HOLDINGS, INC.

ANNOUNCES RESULTS OF CONSENT SOLICITATION

AND RECEIPT OF REQUISITE CONSENTS

Los Angeles, CA — July 26, 2011 — Prospect Medical Holdings, Inc. (the “Company”) announced today the results of its solicitation of consents to amend certain provisions of the indenture pursuant to which its 12¾% Senior Secured Notes due 2014 (CUSIP: 743494AA4 and 743494AB2) (the “Notes”) were issued.  As of 5:00 p.m., New York City time, on July 22, 2011, tenders and consents had been received from holders of $137,637,000 in aggregate principal amount of the Notes, representing approximately 90.6% of the outstanding Notes.

In conjunction with receiving the requisite consents, the Company, the Subsidiary Guarantors and U.S. Bank National Association, as Trustee, executed a supplemental indenture with respect to the indenture under which the Notes were issued effecting certain amendments that would, among other things, amend the Company’s reporting obligations under the indenture.

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